SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 16, 2005

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2004 we issued a press release to announce that our President and Chief Executive Officer, Jay O. Wright signed an extension to his employment agreement to remain as our Chief Executive Officer through 2007. The agreement provides that effective April 1, 2005 Mr. Wright is paid a base salary of $210,000 per year for calendar year 2005, $240,000 for calendar year 2006 and $270,000 for calendar year 2007. Additionally, the agreement provides for the restructuring of Mr. Wright's bonus compensation, which is now tied to profit and revenue growth and an exchange listing, and a certain portion of which will be subject to the discretion of our Board. Mr. Wright is eligible to receive annual bonuses of up to $240,000 based on those targets. In connection with the execution of the new agreement, Mr. Wright was granted additional warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.22 per share, which warrants vest ratably from April 1, 2005 to December 31, 2007. If Mr. Wright terminates his employment for Good Reason (as is defined in his employment agreement) or is terminated without Cause (as is defined in his employment agreement), Mr. Wright may be entitled to receive a lump-sum cash payment equal to nine months salary.

A copy of the press release, and the amended and restated Executive Employment Agreement are attached as exhibits under Item 9.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits Furnished.

10.1 Executive Employment Agreement, dated as of June 16, 2005.
99.1 Press Release, dated June 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer MOBILEPRO CORP.

Date: June 20, 2005